UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 9, 2009
STINGER SYSTEMS, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-122583	30-0296398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5505 Johns Road, Suite 702
Tampa, Florida 33634
(Address of principal executive offices, including zip code)
(813) 281-1061
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SIGNATURE

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 9, 2009, the Company’s Board of Directors granted each member of the Board of Directors, options to acquire shares of the Company’s common stock as compensation in exchange for his services. Robert Gruder was granted 4,500,000 options with an exercise price of $0.35 per share, all of which will vest 30 days after issuance. Wells Van Pelt was granted 600,000 options with an exercise price of $0.35 per share, all of which will vest 30 days after issuance. Andrew Helene was granted 400,000 options with an exercise price of $0.35 per share, all of which will vest 30 days after issuance. Brian Gannon was granted 200,000 options with an exercise price of $0.35 per share, half of which will vest 6 months after issuance and half will vest 12 months after issurance. The shares were granted under the Company’s Stock Option/Stock Bonus Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2009	Stinger Systems, Inc.
	By:	/s/ Robert F. Gruder
Robert F. Gruder
Chief Executive Officer